LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

LMP Government Securities Fund Inc.
LMP Investment Grade Bond Fund Inc.

Sub-Item 77C

Registrant incorporates by reference Registrant's
Other definitive proxy statements
dated October 6, 2006 filed on October 6, 2006.
(Accession No. 0001193125-06-203842)